Exhibit 31.2

Certification of Principal Financial Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act of 1934, as amended.

CERTIFICATIONS

I, Leonard S. Ross, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A (Amendment No. 1) of PSIVIDA CORP.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: December 27, 2011

/S/ LEONARD S. ROSS
Name:	Leonard S. Ross
Title:	Vice President, Finance (Principal Financial and Accounting Officer)